Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statement (No. 333 -121223) on Form S-8 of Orange 21 Inc. of our report dated April 16, 2007, relating to the consolidated financial statements and the financial statement schedule of Orange 21 Inc. and subsidiaries, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

April 16, 2007